UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2004 (June 2, 2004)

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28536 (Commission File Number)	74-2781950 (IRS Employer Identification No.)

10101 Reunion Place, Suite 970, San Antonio, Texas (Address of Principal Executive Offices)	78216 (Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 5. Other Events and Regulation FD Disclosure

          New Century Equity Holdings Corp. (the “Company” or “New Century”) announced today that it has been in discussions with various organizations that have expressed an interest in exploring strategic alternatives to New Century’s previously proposed plan of liquidation. The contemplated transactions, which would be alternatives to the previously proposed plan of liquidation, focus on the use of the Company’s cash and significant operating and capital loss carry forwards.

          The Company has delayed the distribution of its previously announced proxy statement (filed with the Securities and Exchange Commission on May 10, 2004) until the Board of Directors has completed its evaluation of all strategic alternatives to the liquidation of the Company.

          The Company also announced today that it has completed the sale of all of its holdings in Princeton eCom for $10.0 million. The Company currently has cash and cash equivalents of approximately $13.3 million. The Company also has a net operating loss carry forward of approximately $8 million and a capital loss carry forward of $67 million.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY EQUITY HOLDINGS CORP.

Date: June 2, 2004	By:	/s/ DAVID P. TUSA —————————————————
		Name:	David P. Tusa
		Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated June 2, 2004